Exhibit 99.1

ADVANCED MEDICAL PARTNERS, INC.

Consolidated Financial Statements

As of and for the Years Ended December 31, 2007 and 2006

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Advanced Medical Partners, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Advanced Medical Partners, Inc. and Subsidiaries (“AMPI”) as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of AMPI’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of AMPI’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Advanced Medical Partners, Inc. and Subsidiaries as of December 31, 2007 and 2006 and the consolidated results of operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

HARTMAN LEITO & BOLT, LLP

June 20, 2008
Fort Worth, Texas

Fort Worth: 6050 Southwest Blvd, Ste. 300 Fort Worth, TX 76109 Phone 817.738.2400

Irving: 105 Decker Court, Suite 950 Irving, TX 75062 Phone 972.579.0822

ADVANCED MEDICAL PARTNERS, INC.

Consolidated Balance Sheets

December 31, 2007 and 2006

	2007	2006
ASSETS
Current assets:
Cash	$1,286,580	$1,766,602
Trade receivables	3,389,410	3,235,807
Other receivables	181,777	46,436
Inventories	2,122,427	1,322,760
Prepaid expenses	21,348	14,572
Deferred tax asset	—	90,157

Total current assets	7,001,542	6,476,334

Property and equipment, net	3,442,725	3,597,054
Other assets	30,084	32,309
Investments in partnerships	217,482	223,319
Related party receivables	305,533	86,588
Goodwill	765,390	54,089

Total assets	$11,762,756	$10,469,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$430,000	$—
Term Notes - short term portion	158,274	485,727
Accounts payable and accrued expenses	2,190,122	1,940,620
Deferred tax liability	87,474	—

Total current liabilities	2,865,870	2,426,347

Long-Term Liabilities:
Term Notes - long term portion	261,502	625,848
Notes payable to former partners	900,000	—
Deferred tax liability	259,991	425,770

Total liabilities	4,287,363	3,477,965

Commitments and contingencies	—	—

Minority Interests	4,722,667	4,092,632

Stockholders’ equity:
Common stock, $.01 par value, authorized 100,000 shares; issued and outstanding, 78,622 shares	787	787
Additional paid-in capital	2,780,213	2,780,213
Retained earnings (deficit)	(28,274)	118,096

Total stockholders’ equity	2,752,726	2,899,096

Total liabilities and stockholders’ equity	$11,762,756	$10,469,693

The accompanying notes are an integral part of the consolidated financial statements.

(2)

ADVANCED MEDICAL PARTNERS, INC.

Consolidated Statements of Income

For the Years Ended December 31, 2007 and 2006

	2007	2006
Sales	$24,728,030	$15,096,578
Cost of sales	11,680,572	6,232,373

Gross profit	13,047,458	8,864,205

Selling, general and administrative expenses	5,323,170	4,057,559
Depreciation expense	1,162,884	975,824

Income from operations	6,561,404	3,830,822

Other income (expense):
Interest expense	(71,681)	(161,578)
Gain (loss) on sale of property and equipment	68,730	(1,875)
Lease abandonment	(137,080)	—
Other income	44,972	90,111

Income before income taxes and minority interests	6,466,345	3,757,480

Minority interests in consolidated income	(5,647,706)	(3,193,858)
Income tax expense	(275,007)	(347,934)

Net income	$543,632	$215,688

The accompanying notes are an integral part of the consolidated financial statements.

(3)

ADVANCED MEDICAL PARTNERS, INC.

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2007 and 2006

	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity
Balances at January 1, 2006	$707	$1,180,293	$173,408	$1,354,408

Issuance of common stock	80	1,599,920	—	1,600,000

Distributions to shareholders as an S corporation	—	—	(271,000)	(271,000)

Net income	—	—	215,688	215,688

Balances at December 31, 2006	787	2,780,213	118,096	2,899,096

Dividends paid to shareholders	—	—	(690,002)	(690,002)

Net income	—	—	543,632	543,632

Balances at December 31, 2007	$787	$2,780,213	$(28,274)	$2,752,726

The accompanying notes are an integral part of the consolidated financial statements.

(4)

ADVANCED MEDICAL PARTNERS, INC.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2007 and 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$543,632	$215,688
Adjustments to reconcile net income to cash provided by operating activities:
Minority interest in consolidated income	5,647,706	3,193,858
Depreciation	1,162,884	975,824
Deferred income tax benefit	11,852	335,613
(Gain) loss on sale of property and equipment	(68,730)	1,875
Changes in operating assets and liabilities:
Increase in:
Trade receivables	(153,603)	(1,943,257)
Other receivables	(135,341)	(46,436)
Inventories	(799,667)	(710,788)
Prepaid expenses	(6,776)	(9,648)
Other	(210,883)	(33,010)
Increase in:
Accounts payable and accrued expenses	68,919	1,892,948

Net cash provided by operating activities	6,059,993	3,872,667

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(574,065)	(263,434)
Proceeds from the sale of property and equipment	3,522	—

Net cash used in investing activities	(570,543)	(263,434)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds on revolving line of credit	430,000	—
Proceeds from long-term borrowings	310,780	250,000
Payments on long-term borrowings	(1,002,579)	(659,002)
Distributions to shareholders as an S corporation	—	(271,000)
Dividends paid to shareholders	(690,002)	—
Distributions to minority interests	(5,798,495)	(2,848,863)
Contributions from minority interests	780,824	863,750

Net cash used in financing activities	(5,969,472)	(2,665,115)

Net (decrease) increase in cash	(480,022)	944,118

Cash at beginning of year	1,766,602	822,484

Cash at end of year	$1,286,580	$1,766,602

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$71,681	$161,578

Cash paid for taxes	$317,321	$28,053

Non-Cash Transactions:
During 2007, we purchased interests in a partnership by issuance of $900,000 in notes payable to former partners.

During 2006, we converted a $490,000 line of credit to a term note payable.

The accompanying notes are an integral part of the consolidated financial statements.

(5)

ADVANCED MEDICAL PARTNERS, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

1.	ORGANIZATION AND OPERATION OF THE COMPANY

Advanced Medical Partners, Inc. (AMPI) was developed with the intent of successfully syndicating physicians in high-end technology ventures. Our primary mission brings specialty physicians together to maximize their business opportunities utilizing “high-end” technology not typically available to single practitioners or small groups. The management team at AMPI, headquartered in Arlington, Texas has over 100 years of ownership, management, and consulting experience with physician syndications, ancillary service centers, hospitals, private practice physicians, and group practices. The end result is a rewarding physician owned and controlled syndication. We provide healthcare services for the urology and renal community in approximately 47 states. We specialize in servicing doctors and hospitals with the equipment, probes, and other items necessary for the cryotherapy process. Services for which the equipment and inventory are used are primarily for cryotherapy, laser therapy for BPH (Benign Prostatic Hyperplasia), and lithotripsy.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Principles of Consolidation

The consolidated financial statements include the accounts of AMPI, our wholly-owned subsidiaries, and entities more than 50% owned and limited partnerships or limited liability corporations (LLCs) where we, as the general partner or managing member, exercise effective control, even though our ownership is less than 50%. The related agreements provide for broad powers by us. The other parties do not participate in the management of the entity and do not have the substantial ability to remove us. Investments in entities in which our investment is less than 50% ownership and we do not have significant control are accounted for by the equity method. All significant intercompany accounts and transactions have been eliminated.

(b)	Cash Equivalents

We consider as cash equivalents demand deposits and all short-term investments with a maturity at the date of purchase of three months or less.

(c)	Property and Equipment

Property and equipment are stated at cost. Major betterments are capitalized while normal maintenance and repairs are charged to operations. Depreciation is computed by the straight-line method using estimated useful lives of three to five years. Leasehold improvements are amortized over their economic useful life or the term of the lease, whichever is shorter. When assets are sold or retired, the corresponding cost and accumulated depreciation are removed from the related accounts and any gain or loss is credited or charged to operations.

(6)	(Continued)

ADVANCED MEDICAL PARTNERS, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Goodwill

The fair value of the reporting units are estimated using a combination of the income, or discounted cash flows approach and the market approach, which utilizes comparable companies’ data. Because we have recognized goodwill based only on our controlling interest, the fair value of each reporting unit also relates only to our controlling interest. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.

(e)	Revenue Recognition

Our fees for urology service and renal services are recorded when the procedure is performed and are based on a contracted rate with a hospital or physician’s office. Management fees from limited partnerships are recorded monthly when earned.

(f)	Income Taxes

Prior to the voluntary revocation on November 30, 2006, of our election to be treated as an S corporation under the Internal Revenue Code, we passed through the taxable income to our shareholders. Accordingly, no provision for federal or state income taxes was made in the accompanying financial statements prior to December 1, 2006.

We became a taxable entity upon the termination of our subchapter S election effective November 30, 2006. We account for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(7)	(Continued)

ADVANCED MEDICAL PARTNERS, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(g)	Accounts Receivable

Accounts receivable are recorded based on revenues less an estimated allowance for doubtful accounts. The allowance for doubtful accounts is based on our assessment of the collectability of customer accounts. We regularly review the allowance by considering factors such as historical experience, credit quality, age of the accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay. As of December 31, 2007 and 2006, there were no accounts that were deemed uncollectible and, therefore, there was no allowance for doubtful accounts or charge to expense.

(h)	Inventory

Inventory is stated at the lower of cost or market and the physical flow of inventory approximates that of FIFO. Cost is determined using the average cost method. Certain components that meet our requirements are only available from a limited number of suppliers.

The inability to obtain components as required or to develop alternative sources, if and as required in the future, could result in delays or reduction in services, which in turn could have a material adverse effect on our financial condition and results of operations.

(i)	Advertising Costs

Costs related to advertising are expensed as incurred and were $95,593 and $26,119 for the years ended December 31, 2007 and 2006, respectively.

(j)	Research and Development

Research and development costs are expensed as incurred and are not material in any of the years presented.

(k)	Estimates Used to Prepare Consolidated Financial Statements

Management uses estimates and assumptions in preparing consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the consolidated financial statements.

(l)	Shipping and Handling Costs

Shipping and handling costs for inbound purchases are included as a component of cost of sales. Due to the nature of the services provided, there are no outbound freight charges to our end user customers.

(8)	(Continued)

ADVANCED MEDICAL PARTNERS, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	Recently Issued Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 141 (revised 2007), “Business Combinations,” (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its consolidated financial statements the identifiable assets acquired, including goodwill, the liabilities assumed and any non-controlling interest in the acquiree. The statement also establishes disclosure requirements to enable users of the consolidated financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The impact of adopting SFAS 141R will be dependent on the future business combinations that we may pursue after its effective date.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS 160”). This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 requires companies to report a noncontrolling interest in a subsidiary as equity. Additionally, companies are required to include amounts attributable to both the parent and the noncontrolling interest in the consolidated net income and provide disclosure of net income attributable to the parent and to the noncontrolling interest on the face of the consolidated statement of income. This statement clarifies that after control is obtained, transactions which change ownership but do not result in a loss of control are accounted for as equity transactions. Prior to this statement being issued, decreases in a parent’s ownership interest in a subsidiary could be accounted for as equity transactions or as transactions with gain or loss recognition in the income statement. A change in ownership of a consolidated subsidiary that results in a loss of control and deconsolidation would result in a gain or loss in net income. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008 with earlier adoption prohibited. The adoption of SFAS 160 will revise our presentation of the consolidated financial statements and further impact will be dependent on our future changes in ownership in subsidiaries after the effective date.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 expands the use of fair value accounting to many financial instruments and certain other items. The fair value option is irrevocable and generally made on an instrument-by-instrument basis, even if a company has similar instruments that it elects not to measure based on fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. Based on our current operations, we do not expect that the adoption of SFAS 159 will have a material impact on our consolidated financial position or consolidated results of operations.

(9)	(Continued)

ADVANCED MEDICAL PARTNERS, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	Recently Issued Accounting Pronouncements (Continued)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. In December 2007, the FASB released a proposed FASB Staff Position (FSP FA 157-b-Effective Date of FASB Statement No. 157) which, if adopted as proposed, would delay the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually).

Based on our current operations, we do not expect that the adoption of SFAS 157 will have a material impact on our financial position or results of operations.

In 2006, the FASB issued FASB Interpretation No. FIN 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”. This interpretation prescribes a recognition threshold and measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken or expected to e taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Our management is evaluating the impact of FIN 48 to its consolidated financial statements, but does not anticipate any material effect. FASB Staff Position No. FIN 48-2 defers the effective date of Interpretation 48 for nonpublic enterprises for fiscal years beginning after December 15, 2007.

3.	PROPERTY AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31,:

	2007	2006
Furniture and fixtures	$48,717	$24,961
Equipment	5,777,685	5,028,374
Computers	93,462	55,903
Vehicles	850,817	748,651
Leasehold improvements	9,765	36,052

	6,780,446	5,893,941
Less accumulated depreciation	(3,337,721)	(2,296,887)

	$3,442,725	$3,597,054

Depreciation expense for property and equipment was $1,162,884 and $975,824 for the years ended December 31, 2007 and 2006, respectively.

(10)	(Continued)

ADVANCED MEDICAL PARTNERS, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

4.	GOODWILL

We adopted SFAS No. 142 “Goodwill and Other Intangible Assets” effective January 1, 2002. Under this standard, we no longer amortize goodwill, but goodwill is subject to an annual impairment test. There was approximately $765,390 and $54,000 in goodwill recorded for the years ended December 31, 2007 and 2006, respectively. Based on our calculations, it does not appear that goodwill is impaired.

5.	ACQUISITIONS

During September 2007, we purchased the remaining partnership interests in Mid-America Cryotherapy, LP. Total consideration for this purchase was approximately $1,125,000. The allocation of the purchase is approximately as follows:

Cash	$88,143
Accounts Receivable	248,310
Inventory	45,900
Equipment	67,246
Goodwill	711,301
Accounts Payable	(35,900)

$1,125,000

During November 2006, we purchased HT CryoSurgery Management Company, LLC. Total consideration for this purchase was approximately $1,600,000. The allocation of the purchase price is approximately as follows:

Accounts receivable	$30,000
Intercompany receivable	106,000
Inventory	453,000
Equipment	507,000
Investment in partnerships	450,000
Goodwill	54,000

$1,600,000

During 2006, the only income from operations related to the acquisition recognized in our records was for the month of December 2006.

6.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by us in estimating our fair value disclosures for financial instruments:

Cash and Cash Equivalents

The carrying amounts for cash and cash equivalents approximate fair value because they mature in less than 90 days and do not present unanticipated credit concerns.

(11)	(Continued)

ADVANCED MEDICAL PARTNERS, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

6.	FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Debt

The carrying value of the debt at December 31, 2007 and 2006 approximates fair value.

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. Fair value estimates are based on existing balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the aforementioned estimates.

7.	INDEBTEDNESS

Debt is as follows at December 31,:

	Maturities	2007	2006
Line of Credit	2008	$430,000	$—
Term Notes	2007-2011	419,776	1,111,575
Partner Notes	2012	900,000	—
Less current portion of long-term debt		(588,274)	(485,727)

		$1,161,502	$625,848

We have a revolving line of credit arrangement with a financial institution totaling $430,000 and $0 as of December 31, 2007 and 2006, respectively. The line of credit expires December 19, 2008 and has a stated interest rate of prime plus 1% (8.50% and 9.25% at December 31, 2007 and 2006, respectively).

We also have various term notes due to financial institutions totaling $419,776 and $1,111,575 at December 31, 2007 and 2006, respectively. These term notes have various expiration dates starting in 2007 and continuing through 2011 and have stated interest rates between prime plus .25% and prime plus 1% (8.50% and 9.25% at December 31, 2007 and 2006, respectively).

Inclusive in the term notes are notes payable to an AMPI officer. These notes have no fixed maturity and carry a variable interest rate based on what the officer’s brokerage firm charges him. See Note 10 for additional information regarding the amount due to this officer.

We have fifteen notes due to various former partners that owned interests in Mid-America Cryotherapy, LP. All of these notes are similar in terms. The principal amount due on each is $60,000 for each individual note or $900,000 in the aggregate. The stated interest rate on each of the notes is 8.00% and all notes are due in the year 2012.

(12)	(Continued)

ADVANCED MEDICAL PARTNERS, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

7.	INDEBTEDNESS (Continued)

The stated principal repayments for all indebtedness as of December 31, 2007, are payable as follows:

2008	$588,274
2009	88,492
2010	87,238
2011	85,772
2012	900,000

$1,749,776

Notes payable are collateralized by substantially all accounts receivable, equipment, and inventory.

8.	COMMITMENTS AND CONTINGENCIES

We may be involved in various claims and legal actions that arise in the ordinary course of business. Management believes that any liabilities arising from any actions will not have a material adverse effect on our financial condition, results of operations or cash flows.

We lease office and office equipment. Rent expense totaled $74,984 and $65,588 for the years ended December 31, 2007 and 2006, respectively.

Future annual minimum lease payments under all non-cancelable operating leases are as follows:

2008	$82,248
2009	82,248
2010	54,832

$219,328

9.	INCOME TAXES

We became a taxable entity as a result of the voluntary termination of our subchapter S status under the Internal Revenue Code effective November 30, 2006. While we had subchapter S status, our taxable income passed through to our shareholders. Accordingly, for the year ended December 31, 2006, provision for federal and state income taxes has only been made for the operations of AMPI for the period December 1, 2006 through December 31, 2006 in the accompanying consolidated financial statements. Upon the revocation of its S election, we established a liability of approximately $336,000 for deferred income taxes.

(13)	(Continued)

ADVANCED MEDICAL PARTNERS, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

9.	INCOME TAXES (Continued)

We file a separate company tax return and also own varying interests in numerous partnerships, whose taxable income is passed through to us and taxed. A substantial portion of consolidated book income from continuing operations before provision for income taxes and minority interest is not taxed at the corporate level as it represents income attributable to other partners who are responsible for the tax on that income. Accordingly, only the portion of income from these partnerships attributable to our ownership interests is included in taxable income in the consolidated tax return and consolidated financial statements.

The components of income tax expense for the years ended December 31, are as follows:

	2007	2006
Federal:
Current	$218,226	$12,321
Deferred	9,704	274,782
State:
Current	44,929	—
Deferred	2,148	60,831

Total	$275,007	$347,934

A reconciliation of expected income tax expense (computed by applying the United States statutory income tax rate of 34% to earnings before income taxes) to total income tax expense in the accompanying consolidated statements of income follows at December 31, 2007 and 2006:

	2007	2006
Expected federal income tax	$278,337	$191,631
Permanent differences	12,248	667
State taxes	44,929	—
State taxes, net of federal benefit	1,418	—
Benefit for period not a taxable entity	—	(175,356)
Deferred taxes recognized upon conversion to a taxable entity	(4,230)	329,725
Other	(57,695)	1,267

Total	$275,007	$347,934

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2007 and 2006 are presented below:

	2007	2006
Deferred tax assets:
Comprehensive change in accounting method	$—	$111,177

Total deferred tax assets	—	111,177

Deferred tax liabilities:
Accrual to cash adjustments	(87,473)	(21,020)
Investments in partnerships	(122,196)	(353,613)
Property and equipment, principally due to differences in depreciation	(136,287)	(72,041)
Intangible assets, principally due to differences in amortization periods for tax purposes	(1,509)	(116)

Total gross deferred tax liability	(347,465)	(446,790)

Net deferred tax assets (liabilities)	$(347,465)	$(335,613)

(14)	(Continued)

ADVANCED MEDICAL PARTNERS, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

10.	RELATED PARTY TRANSACTIONS

We from time to time borrow and lends fund to those individuals that are considered related parties including officers and other companies. The following is a summary of related party receivable balances at December 31,:

Party	2007	2006
Lauren Development	$234,013	$66,588
AMPR	48,234	—
AMPI Officer	23,286	20,000

Total	$305,533	$86,588

We have a related party payable to an officer of the company in the amount of $0 and $28,880 at December 31, 2007 and 2006, respectively.

11.	BUSINESS AND CREDIT CONCENTRATIONS

We maintain cash with high credit quality financial institutions. At times the cash balances may be in excess of the FDIC limits.

Sales to two customers during the year ended December 31, 2007 and 2006 totaled approximately 18% and 25%, respectively, for both years of our sales. At December 31, 2007 and 2006, we had approximately 10% and 15%, respectively, for total trade accounts receivable due from these customers.

Purchases from one vendor during the year ended December 31, 2007 and 2006 totaled approximately 72% and 67%, respectively, for both years of our total purchases. At December 31, 2007 and 2006, we had approximately 60% and 62%, respectively, of total accounts payable due to this vendor.

12.	LEASE ABANDONMENT CHARGE

We currently occupy a building for which we have signed a non-cancellable lease. Management intends to occupy the building through December 2008 with monthly charges to rent expense. We have an agreement to pay rentals through August 2010. The lease abandonment charge to the income statement in 2007 relates to minimum rentals from January 2008 through August 2010. We are currently in negotiations with the landlord regarding future rentals.

13.	SUBSEQUENT EVENT

On April 17, 2008, we were acquired by Healthtronics, Inc. pursuant to the Stock Purchase Agreement dated March 18, 2008 between, Healthtronics, Inc., Litho Management, Inc., AMPI and the stockholders of AMPI. They acquired the outstanding shares of capital stock of AMPI (other than shares already held by Litho Management, Inc) for a purchase price of approximately $6.9 million in cash and approximately 1.8 million shares of common stock, plus a two-year earn-out based on the future achievement of EBITDA.

(15)	(Continued)